Exhibit 99

URHN – OTCBB
NEWS RELEASE
NR 09-1
March 3, 2009

Uranium Hunter

Toronto, Ontario: Uranium Hunter Corporation (OTCBB: URHN) ("Uranium Hunter" or the "Company") is pleased to announce that it has undertaken a management change and Mr. Reno J. Calabrigo has been appointed sole Director, CEO, President, Secretary and Treasurer of the company.  The former officers and directors have tendered their resignations. Mr. Calabrigo stated "I am excited by the opportunity presented before me.  I look forward to working for the Company and its shareholders. My immediate focus will be to work on acquiring an advanced stage gold project for the Company. As a result of the present state of the economy, there are currently advanced stage gold property opportunities available which at one time were beyond the reach of junior resource companies.” Uranium Hunter is actively reviewing North American Gold and Silver properties of interest and considering opportunities within the precious metal and fossil fuel sectors which management believes may substantially increase shareholder value.

 About the Company:

Uranium Hunter (OTCBB: URHN) is a natural resource corporation devoted to the exploration and development of properties in East Africa. The company website can be found at www.UraniumHunterCorp.com.

Forward-Looking Statements:

This press release contains forward-looking statements, particularly as related to, among other things, Uranium Hunter's business strategy. The words or phrases "would be," "will allow," "intends to," "may result," "are expected to," "will continue," "anticipates," "expects," "estimate," "project," "indicate," "could," "potentially," "should," "believe," "considers" or similar expressions are intended to identify "forward-looking statements." Actual results could differ materially from those projected in the forward-looking statements as a result of a number of risks and uncertainties. Such forward-looking statements are based on current expectations, involve known and unknown risks, a reliance on third parties for information, and other factors that may cause Uranium Hunter's actual results, performance or achievements, or developments in its industry, to differ materially from the anticipated results, performance or achievements expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from anticipated results include risks, uncertainties and other factors that are detailed in Uranium Hunter's Quarterly and Annual Reports and other documents Uranium Hunter files from time-to-time with the Securities and Exchange Commission. Statements made herein are as of the date of this press release and should not be relied upon as of any subsequent date. Uranium Hunter cautions readers not to place undue reliance on such statements. Uranium Hunter does not undertake, and specifically disclaims any obligation, to update any forward-looking statements to reflect occurrences, developments, unanticipated events or circumstances after the date of such statement. Actual results may differ materially from Uranium Hunter's expectations and estimates.

Contact:
Uranium Hunter Corporation
Reno Calabrigo
President
(647) 328-0937
Investor Relations
Toll free  1-866-566-0936